EXHIBIT A 10.99

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
2002 LONG-TERM INCENTIVE PLAN

               1. Purpose. The purpose of the 2002 Long-Term Incentive Plan (the "2002 Plan") is to further and promote the interests of Central Vermont Public Service Corporation (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate executive officers, employees, and non-employee directors or those who will become executive officers, employees, or non-employee directors and to align the interests of those individuals and the Company's shareholders. To do this, the 2002 Plan offers performance-based incentive awards and equity-based opportunities providing such executive officers, employees, and non-employee directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

               2. Definitions. For purposes of the 2002 Plan, the following terms shall have the meanings set forth below:

               2.1. "Award" means an award or grant made to a Participant under Sections 6, 7, 8 and/or 9 of the 2002 Plan.

               2.2. "Award Agreement" means the agreement executed by a Participant pursuant to Sections 3.2 and 16.7 of the 2002 Plan in connection with the granting of an Award.

               2.3. "Board" means the Board of Directors of the Company, as constituted from time to time.

               2.4. "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.5. "Committee" means the compensation committee of the Board.

               2.6. "Common Stock" means the common stock, $6 par value, of the Company or any security of the Company issued by the Company in substitution or exchange therefor. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the 2002 Plan.

               2.7. "Company" means Central Vermont Public Service Corporation, a Vermont Corporation, and its wholly-owned subsidiaries or any successor corporation to Central Vermont Public Service Corporation.

               2.8. "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

               2.9. "Fair Market Value" of a share of Common Stock means on, or with respect to, any given date, the average of the high and low quoted selling prices for a share of Common Stock, as traded on the New York Stock Exchange ("NYSE") for such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Committee.

               2.10. "Participant" means any individual who is selected from time to time under Section 5 to receive an Award under the 2002 Plan.

               2.11. "Performance Units" means the units granted under Section 9 of the 2002 Plan and the relevant Award Agreement.

               2.12. "2002 Plan" means the Central Vermont Public Service Corporation 2002 Long-Term Incentive Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

               2.13. "Restricted Shares" means the shares of Common Stock granted pursuant to the provisions of Section 8 of the 2002 Plan and the relevant Award Agreement.

               2.14. "Retirement" means attaining the retirement age as defined in the Pension Plan of Central Vermont Public Service Corporation and its Subsidiaries for employees and attainment of the age of 70 for members of the Board as defined in the By-Laws of the Company.

               2.15. "Stock Appreciation Right" means an Award described in Section 7.2 of the 2002 Plan and granted pursuant to the provisions of Section 7 of the 2002 Plan and the relevant Award Agreement.

               2.16. "Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the 2002 Plan and the relevant Award Agreement. Stock Options granted under the 2002 Plan are not intended to qualify as "Incentive Stock Options" under Section 422 of the Code.

               2.17. "Subsidiary(ies)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

               3. Administration.

               3.1. The Committee. The 2002 Plan shall be administered by the Committee.

               3.2. Plan Administration and Plan Rules. The Committee is authorized to construe and interpret the 2002 Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the 2002 Plan. Subject to the terms and conditions of the 2002 Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the 2002 Plan including, without limitation, (a) selecting the 2002 Plan's Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms, and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s) or reconciling any technical inconsistency(ies) in the 2002 Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the 2002 Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selecting Participants and/or granting any Awards to Participants. The Committee's determinations under the 2002 Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the 2002 Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the 2002 Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

               3.3. Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the 2002 Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

               4. Term of Plan/Common Stock Subject to Plan.

               4.1. Term. The 2002 Plan shall terminate on May 8, 2012 and after such date no further Awards shall be granted under the 2002 Plan but Awards theretofore granted may extend beyond such date.

               4.2. Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the 2002 Plan, subject to adjustment as provided in Section 13.2 of the 2002 Plan, shall not exceed 350,000 shares. Common Stock which may be issued under the 2002 Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the 2002 Plan.

               4.3. Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the 2002 Plan, there shall be counted against the limitations set forth in Section 4.2 of the 2002 Plan the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Sections 6 and 7 of the 2002 Plan, the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 8 of the 2002 Plan and the maximum number of shares of Common Stock potentially issuable under grants or payments of Performance Units pursuant to Section 9 of the 2002 Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the 2002 Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards.

               For purposes of determining the maximum number of shares of Common Stock available for Awards under the 2002 Plan, if the exercise price of any Stock Option granted under the 2002 Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed to be delivered for purposes of determining the maximum number of shares of Common Stock available for Awards under the 2002 Plan.

               To the extent any shares of Common Stock subject to an Award are surrendered to the Company in order to satisfy any applicable tax withholding obligation required pursuant to Section 16.1, such shares shall again be available for Awards.

               5. Eligibility. Individuals eligible for Awards under the 2002 Plan shall consist of non-employee directors, executive officers, and employees or those who will become non-employee directors or executive officers or employees of the Company and/or its Subsidiaries and whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any Subsidiary. An Award may be granted to an executive officer, employee, or non-employee director prior to the date the executive officer or employee is hired or first performs services for the Company or any Subsidiary, or the non-employee director is elected or appointed to the Board, provided, however, that such Award shall not become exercisable and/or vested prior to the date the executive officer or employee first performs such services or the non-employee director is elected or appointed.

               6. Stock Options.

               6.1. Terms and Conditions. Stock options granted under the 2002 Plan shall be in respect of Common Stock and shall not constitute "Incentive Stock Options" pursuant to Code Section 422. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the 2002 Plan, as the Committee shall set forth in the relevant Award Agreement.

               6.2. Grant. Stock Options may be granted under the 2002 Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards under the 2002 Plan or in tandem with Stock Appreciation Rights.

               6.3. Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee, including, without limitation, a determination based on a formula determined by the Committee, but may not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date immediately preceding the date on which the Stock Option is granted.

               No Stock Option shall provide by its terms for the resetting of its exercise price or for its cancellation and re-issuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Stock Options hereunder.

               6.4. Term. The term of each Stock Option shall be such period of time as is fixed by the Committee.

               6.5. Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Secretary of the Company, or the Secretary's designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price (a) in cash, by certified check, bank draft, or money order payable to the order of the Company, (b) if permitted by the Committee (in its sole discretion), by delivery of shares of Common Stock already owned by the Participant for at least six (6) months, or (c) in some other form of payment acceptable to the Committee. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again.

               6.6. Exercisability. Any Stock Option granted under the 2002 Plan shall become exercisable on such date or dates as determined by the Committee (in its sole discretion) at any time and from time to time in respect of such Stock Option.

               6.7. Tandem Grants. If Stock Options and Stock Appreciation Rights are granted in tandem, as designated in the relevant Award Agreement, the right of any Participant to exercise any such tandem Stock Option shall terminate to the extent such Participant exercises the Stock Appreciation Right to which such Stock Option is related.

               7. Stock Appreciation Rights.

               7.1. Terms and Conditions. The grant of Stock Appreciation Rights under the 2002 Plan shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the 2002 Plan, as the Committee shall set forth in the relevant Award Agreement.

               7.2. Stock Appreciation Rights. A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Common Stock entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

               7.3. Grant. A Stock Appreciation Right may be granted in addition to any other Award under the 2002 Plan, in tandem with or independent of a Stock Option.

               7.4. Date of Exercisability. In respect of any Stock Appreciation Right granted under the 2002 Plan, unless otherwise (a) determined by the Committee (in its sole discretion) at any time and from time to time in respect of any such Stock Appreciation Right, or (b) provided in an Award Agreement, a Stock Appreciation Right may be exercised by a Participant, in accordance with and subject to all of the procedures established by the Committee, in whole or in part at any time and from time to time during its specified term. Notwithstanding the preceding sentence, in no event shall a Stock Appreciation Right be exercisable prior to the exercisability of any Stock Option with which it is granted in tandem. The Committee may also provide, as set forth in the relevant Award Agreement and without limitation, that some Stock Appreciation Rights shall be automatically exercised and settled on one or more fixed dates specified therein by the Committee.

               7.5. Form of Payment. Upon exercise of a Stock Appreciation Right, payment may be made in cash, in Restricted Shares or in shares of unrestricted Common Stock, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

               7.6. Tandem Grant. The right of a Participant to exercise a tandem Stock Appreciation Right shall terminate to the extent such Participant exercises the Stock Option to which such Stock Appreciation Right is related.

               8. Restricted Shares.

               8.1. Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express terms and provisions of the 2002 Plan, as the Committee shall set forth in the relevant Award Agreement.

               Nothing in this 2002 Plan shall require that Restricted Shares be subject to any conditions and nothing herein shall limit or restrict the Committee's ability to grant fully vested and nonforfeitable Restricted Shares. Restricted Shares may be granted alone or in addition to any other Awards under the 2002 Plan. Subject to the terms of the 2002 Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant and the Committee may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Except as otherwise provided in this Section 8.1, such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, FORFEITURE EVENTS) CONTAINED IN THE CENTRAL VERMONT PUBLIC SERVICE CORPORATION 2002 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND THE CENTRAL VERMONT PUBLIC SERVICE CORPORATION."

               Such stock certificate evidencing such shares shall in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied. Restricted Shares that are granted fully vested and nonforfeitable shall not contain the legend provided above.

               8.2. Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions, if any, as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

               8.3. Restriction Period. In accordance with Sections 8.1 and 8.2 of the 2002 Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). During the Restriction Period, if any, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, if any, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 8.4 of the 2002 Plan.

               8.4. Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, or upon the grant of the Restricted Shares, if such Restricted Shares are fully vested and nonforfeitable, a new certificate, without the legend set forth in Section 8.1 of the 2002 Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

               8.5. Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the 2002 Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

               9. Performance Units.

               9.1. Terms and Conditions. Performance Units shall be subject to the terms and conditions set forth in this Section 9 and any additional terms and conditions, not inconsistent with the express provisions of the 2002 Plan, as the Committee shall set forth in the relevant Award Agreement.

               9.2. Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount or such amount represented in shares of Common Stock as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria or other conditions are not met within a designated period of time.

               9.3. Grants. Performance Units may be granted alone or in addition to any other Awards under the 2002 Plan. Subject to the terms of the 2002 Plan, the Committee shall determine the number of Performance Units to be granted to a Participant and the Committee may impose different terms and conditions on any Performance Units granted to any Participant.

               9.4. Performance Goals and Performance Periods. Participants receiving a grant of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company and/or the Participant achieves certain performance goals during and in respect of a designated performance period (the "Performance Period"). The performance goals and the Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish performance goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period, which shall be based on any of the following performance measures, either alone or in any combination, on either a consolidated or business unit or divisional level, and which may include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, earnings before interest and taxes, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow, completion of acquisitions, comparisons to peer companies, individual or aggregate Participant performance, operating and maintenance expense, customer satisfaction, safety goals (which may be adjusted for abnormal weather or other objective measures as approved by the Committee before the beginning of a Performance Period) and net worth (the "Performance Goals"). The Committee shall also establish a schedule or schedules for Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. Such performance measures shall be defined as to their respective components and meaning by the Committee. During any Performance Period, the Committee shall have the authority to adjust the Performance Goals and/or the Performance Period in such manner as the Committee, in its sole discretion, deems appropriate at any time and from time to time; provided, however, that in the case of Performance Units intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no such adjustment shall result in an increase of the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

               9.5. Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been achieved, or partially achieved, as determined by the Committee in its sole discretion, during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of each Performance Unit times the number of such units so earned. Payment in settlement of earned Performance Units shall be made as soon as practicable following the conclusion of the respective Performance Period (and any additional vesting period provided in the relevant Award Agreement) in cash, in unrestricted Common Stock, in Restricted Shares, or in any combination thereof, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

               9.6. Performance-Based Awards. Performance Units, Restricted Shares, and other Awards subject to performance criteria that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder, which performance goals shall include the Performance Goals. The payout of any such Award in the case of Performance Units intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

               10. Deferral.

               10.1. Deferrals. The Committee may, pursuant to any plan of the Company or any Subsidiary allowing the deferral of compensation, permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the 2002 Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals.

               11. Maximum Yearly Awards. The maximum amounts of shares of Common Stock available for Awards under this Section 11 are subject to adjustment under Section 13 and are subject to the 2002 Plan maximum under Section 4.2.

               11.1. Performance Units. No individual Participant may receive in any calendar year Awards of Performance Units exceeding 50,000 shares of Common Stock or the then equivalent Fair Market Value of such shares on the grant date(s).

               11.2. Stock Options and Stock Appreciation Rights. No individual Participant may receive in any calendar year Awards of Stock Options or Stock Appreciation Rights covering in excess of 100,000 shares of Common Stock.

               11.3. Restricted Shares. No individual Participant may receive in any calendar year Awards of Restricted Shares exceeding 70,000 shares of Common Stock.

               12. Non-transferability of Awards. Unless otherwise provided in an Award Agreement, no Award granted pursuant to the 2002 Plan, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgments, alimony, or separate maintenance. Unless otherwise provided in an Award Agreement, during the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by the Participant.

               13. Changes in Capitalization and Other Matters.

               13.1. No Corporate Action Restriction. The existence of the 2002 Plan, any Award Agreement and/or any Award granted pursuant to the 2002 Plan shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

               13.2. Recapitalization Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change-In-Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2002 Plan, the Committee may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted pursuant to Section 4.2, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the maximum yearly Awards any Participant may receive pursuant to Section 11, and (iv) the exercise price with respect to any Stock Option, or cancel any or all Awards and make provision for an immediate cash payment of an amount determined by the Committee to the holder of such Award(s) in consideration for the cancellation of such Award(s).

               13.3. Mergers. If the Company enters into or is involved in any merger, recapitalization, reorganization, Change-In-Control (as described in Section 14) or other business combination with any person or entity (a "Merger Event"), the Committee may, prior to such Merger Event and effective upon such Merger Event, take such action as it deems appropriate with respect to any outstanding Awards, including, but not limited to, (i) replacing Stock Options and/or Stock Appreciation Rights with substitute stock options and/or stock appreciation rights in respect of the shares other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Stock Options, and/or Stock Appreciation Rights as of the date of the consummation of the Merger Event or (ii) replacing Performance Units with other comparable awards covering shares, other securities, other property or cash of the surviving corporation or any affiliate of the surviving corporation. Notwithstanding anything to the contrary in the 2002 Plan, if any Merger Event or Change-In-Control occurs, the Company shall have the right, but not the obligation, to (i) cancel each Participant's Stock Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancellation of such Participant's Stock Options and/or Stock Appreciation Rights, an amount equal to the excess of the value, as determined by the Committee, of the Common Stock underlying any unexercised Stock Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Stock Options and/or Stock Appreciation Rights and/or (ii) cancel each Participant's Performance Units. and to pay each affected Participant in connection with the cancellation of such Participant's Performance Units, an amount equal to the value, as determined by the Committee, of such Performance Units. In the event of any Merger Event, Restricted Shares shall be treated in the same manner as the Company's outstanding Common Stock, except that they may still be subject to any applicable vesting or other restrictions and/or terms.

               Upon receipt by any affected Participant of any such substitute stock options, stock appreciation rights or performance units (or payment) as a result of any Merger Event, such Participant's affected Stock Options, Stock Appreciation Rights and/or Performance Units for which such substitute options, stock appreciation rights and/or performance units (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant.

               14. Change-In-Control.

               14.1. Acceleration of Unvested Awards. Notwithstanding any provision in the 2002 Plan to the contrary, if a Change-In-Control of the Company occurs (a) all Stock Options and/or Stock Appreciation Rights then unexercised and outstanding shall become fully vested and exercisable as of the date of the Change-In-Control, (b) all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied as of the date of the Change-In-Control, and (c) the Performance Period shall be deemed completed, all Performance Goals shall be deemed attained at target levels and all Performance Units shall be deemed to have been fully earned as of the date of the Change-In-Control. The immediately preceding sentence shall apply to only those Participants who are employed by the Company and/or one of its Subsidiaries as of the date of the Change-In-Control.

               14.2. Change-In-Control. For the purpose of this 2002 Plan, a "Change-In-Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

               14.2.1. The acquisition, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities by any third person including a "Group" as that term is used in Section 13 (d)(3) of the Exchange Act; or

               14.2.2. A change in the membership of the Board over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period; provided, however, that this section does not apply if the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

               14.2.3. The acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (a) such third person shall be a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935 (the "1935 Act"), whether or not exempt from registration thereunder, or (b) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act; or

               14.2.4. The consummation of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation following which the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60 percent of the outstanding voting shares of the surviving corporation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; or

               14.2.5. The consummation of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition in one transaction or series of related transactions of all or substantially all the assets of the Company, as determined by the Board, other than a sale or other disposition to a company, where, following such sale or other disposition, the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such sale or other disposition, beneficially own, directly or indirectly, more than 60 percent of the outstanding voting securities of the acquiring or resulting company in substantially the same proportions as their ownership in the Company, immediately prior to such sale or other disposition.

               15. Amendment, Suspension and Termination.

               15.1. In General. The Board may suspend or terminate the 2002 Plan (or any portion thereof) at any time and may amend the 2002 Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall (a) materially adversely affect the rights of any Participant under any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Shares, without the consent of such Participant, (b) increase the number of shares of Common Stock available for Awards pursuant to Section 4.2 without shareholder approval, or (c) increase the maximum number of shares of Common Stock that any individual Participant may receive subject to any Stock Options, Stock Appreciation Rights, Restricted Shares or Performance Units pursuant to Section 11, without shareholder approval.

               15.2. Award Agreement Modifications. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Options, Stock Appreciation Rights, Performance Units, or Restricted Shares in any manner to the extent that the Committee under the 2002 Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Stock Options, Stock Appreciation Rights, Performance Units or Restricted Shares, including, without limitation, changing or accelerating (a) the date or dates as of which Stock Options or Stock Appreciation Rights shall become exercisable, (b) the date or dates as of which Restricted Shares shall become vested, or (c) the Performance Period or Performance Goals in respect of any Performance Units provided, however, that in the case of Performance Units or Restricted Shares intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no such amendment or modification shall result in an increase of the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

               No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

               16. Miscellaneous.

               16.1. Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the 2002 Plan, including, without limitation, the exercise of any Stock Option or Stock Appreciation Right, or the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the 2002 Plan.

               16.2. No Right to Employment. Neither the adoption of the 2002 Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

               16.3. Unfunded Plan. The 2002 Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the 2002 Plan. Any liability of the Company to any person with respect to any Award under the 2002 Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the 2002 Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the 2002 Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

               16.4. Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under the 2002 Plan.

               16.5. Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the 2002 Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the 2002 Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the 2002 Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

               16.6. Listing, Registration, and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the 2002 Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the 2002 Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the 2002 Plan are intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3.

               16.7. Award Agreements. Each Participant receiving an Award under the 2002 Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the 2002 Plan.

               16.8. Designation of Beneficiary. Each Participant to whom an Award has been made under the 2002 Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or Stock Appreciation Right or to receive any payment which under the terms of the 2002 Plan and the relevant Award Agreement may become exercisable or payable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the 2002 Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

               16.9. Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the 2002 Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

               16.10. Governing Law. The 2002 Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Vermont, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the 2002 Plan.

               16.11. Effective Date. The 2002 Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the 2002 Plan by the Company's shareholders in accordance with Section 162(m) of the Code and the authorization of the 2002 Plan by the Vermont Public Service Board ("VPSB"). Any Awards granted prior to the approval by the shareholders and/or the authorization by the VPSB shall be contingent upon such approval and authorization.